                                                                    EXHIBIT 11.1


                    EDEN BIOSCIENCE CORPORATION EXHIBIT 11.1
                   STATEMENT RE: COMPUTATION OF PER SHARE LOSS
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001

COMPUTATIONS FOR THREE MONTHS ENDED:
    HISTORICAL BASIC AND DILUTED NET LOSS PER SHARE

                                         Three Months Ended September 30, 2000           Three Months Ended September 30, 2001
                                       ------------------------------------------      ------------------------------------------
                                           Shares Outstanding                              Shares Outstanding
                                       -------------------------                       -------------------------
                                                       Weighted                                        Weighted
                                          Total         Average                           Total         Average
                                       ----------     ----------                       ----------     ----------
Net loss                                                             $ (5,888,656)                                   $ (5,918,421)
Common stock shares outstanding at
  beginning of period                   3,106,000      3,106,000                       23,977,347     23,977,347
  Issued during the period:
    Exercise of warrants                   22,178          5,587                               --             --
    Exercise of stock options              42,833         27,350                            2,500            842
    Conversion of preferred stock      13,794,104        606,334                               --             --
                                       ----------     ----------                       ----------     ----------
       Shares outstanding at
        end of period                  16,965,115      3,745,271        3,745,271      23,979,847     23,978,189       23,978,189
                                                                     ------------      ==========     ==========     ------------
Historical basic and diluted
  net loss per share                                                 $      (1.57)                                   $      (0.25)
                                                                     ============                                    ============

PRO FORMA BASIC AND DILUTED
  NET LOSS PER SHARE
Conversion of preferred shares
  on January 1                                 --     13,187,769
                                       ----------     ----------
                                       16,965,115     16,933,040       16,933,040
                                       ==========     ==========     ------------
Pro forma basic and diluted net
  loss per share                                                     $      (0.35)
                                                                     ============



COMPUTATIONS FOR NINE MONTHS ENDED:
    HISTORICAL BASIC AND DILUTED NET LOSS PER SHARE


                                           Nine Months Ended September 30, 2000            Nine Months Ended September 30, 2001
                                       -------------------------------------------     -------------------------------------------
                                           Shares Outstanding                              Shares Outstanding
                                       -------------------------                       -------------------------
                                                       Weighted                                          Weighted
                                          Total         Average                           Total          Average
                                       ----------      ---------                        ----------     ----------

Net loss                                                             $ (12,710,866)                                   $ (16,258,717)
Common stock shares outstanding at
  beginning of period                   2,694,798      2,694,798                        23,894,680     23,894,680
  Issued during the period:
    Exercise of warrants                  189,880         98,773                            11,839          4,337
    Exercise of stock options             286,333        125,576                            55,299         37,923
    Conversion of preferred stock      13,794,104        201,374                                --             --
    Exercise under employee stock
      purchase plan                            --             --                            18,029         10,038
                                       ----------      ---------                        ----------     ----------
       Shares outstanding at end
        of period                      16,965,115      3,120,521         3,120,521      23,979,847     23,946,978        23,946,978
                                                                     -------------      ==========     ==========     -------------
Historical basic and diluted net
  loss per share                                                     $       (4.07)                                   $       (0.68)
                                                                     =============                                    =============

PRO FORMA BASIC AND DILUTED NET
  LOSS PER SHARE
Conversion of preferred shares
  on January 1                                 --     13,592,730
                                       ----------     ----------
                                       16,965,115     16,713,251        16,713,251
                                       ==========     ==========     -------------
Pro forma basic and diluted net
  loss per share                                                     $       (0.76)
                                                                     =============